UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM N-Q

QUARTERLY SCHEDULE OF PORTFOLIO HOLDINGS OF REGISTERED

 MANAGEMENT INVESTMENT COMPANY

Investment Company Act file number 811-21291

Bertolet Capital Trust

(Exact name of registrant as specified in charter)

745 Fifth Ave., Suite 2400

New York, NY 10151

 (Address of principal executive offices)

(Zip code)

John E. Deysher

745 Fifth Ave., Suite 2400,

New York, NY 10151

 (Name and address of agent for service)

Registrant's telephone number, including area code: (212) 605-7100

Date of fiscal year end: December 31

Date of reporting period: March 31, 2009

Form N-Q is to be used by management investment companies, other than small business investment companies registered on Form N-5 (ss.ss. 239.24 and 274.5 of this chapter), to file reports with the Commission, not later than 60 days after the close of the first and third fiscal quarters, pursuant to rule 30b1-5 under the Investment Company Act of 1940 (17 CFR 270.30b1-5).  The Commission may use the information provided on Form N-Q in its regulatory, disclosure review, inspection, and policymaking roles.

A registrant is required to disclose the information specified by Form N-Q, and the Commission will make this information public. A registrant is not required to respond to the collection of information contained in Form N-Q unless the Form displays a currently valid Office of Management and Budget ("OMB") control number.  Please direct comments concerning the accuracy of the information collection burden estimate and any suggestions for reducing the burden to the Secretary, Securities and Exchange Commission, and 450 Fifth Street, NW, Washington, DC 20549-0609.  The OMB has reviewed this collection of information under the clearance requirements of 44 U.S.C. ss. 3507.

ITEM 1. SCHEDULE OF INVESTMENTS.

PINNACLE VALUE FUND
BERTOLET CAPITAL TRUST

Shares/Principal Amount		Basis	Market Value

COMMON STOCKS
Business Services
1,627,683	Sielox, Inc. *	$ 554,777	$ 66,735

Conglomerate
7,500	Keystone Consol Industries, Inc. *	66,584	18,000
37,100	Leucadia National Corp. *	502,202	552,419
246,300	MVC Capital, Inc.	2,811,695	2,071,383
193,412	WHX Corp. *	5,257,242	1,295,860
		8,637,723	3,937,662
Electronics
3,700	Bel Fuse, Inc.	30,077	45,991
30,900	Mothode Electronics, Inc.	119,651	110,622
192,500	Nu Horizons Electronics Corp. *	227,756	385,000
		377,484	541,613
Fabricated Metal Products
216,400	Hardinge, Inc.	1,009,587	603,756

Financial Services
492,000	Asta Funding, Inc.	2,157,970	1,205,400
330,845	BKF Capital Group, Inc.	1,200,242	317,611
512,840	Cadus Corp. *	828,076	733,361
271,570	Cosine Communications, Inc. *	668,134	412,786
117,200	Kent Financial Services, Inc. *	265,452	182,844
170,650	Novt Corp. *	400,596	162,118
274,400	Preferred Bank	2,170,178	1,437,856
6,867	Wesco Financial Corp.	2,034,457	1,895,292
301,856	Zapata Corp. *	2,007,653	1,777,932
		11,732,758	8,125,200
Furniture & Fixtures
150,910	Flexsteel Industries, Inc.	1,201,465	777,187
35,000	Haverty Furniture Co., Inc.	281,237	368,550
		1,482,702	1,145,737
Industrial Instruments For Measurement, Display, and Control
50,200	Electro-Sensors, Inc.	199,619	120,480

Insurance
1,224	Alleghany Corp. *	279,716	331,496
752,800	First Acceptance Corp. *	2,562,161	1,821,776
162,700	Hallmark Financial Services, Inc. *	1,054,907	1,127,511
24,400	Independence Holdings Co.	116,279	122,244
69,200	Montpelier Re Holdings Ltd.	892,470	896,832
25,400	Old Republic International Corp.	199,354	274,828
6,470	White Mountains Insurance Group, Ltd.	1,274,991	1,112,258
200	White River Capital, Inc. *	1,456	1,200
		6,381,334	5,688,145
IT Services
264,700	New Horizons Worldwide Inc. *	148,232	198,525

Land Subdividers & Developers
110,800	Stratus Properties, Inc. *	780,905	670,340

Mailboxes & Lockers
77,200	American Locker Group, Inc. *	459,549	11,580

Mobile Homes
56,200	Nobility Homes, Inc.	436,278	407,450

Oil & Gas
4,300	Gulfmark Offshore, Inc. *	75,852	102,598
67,000	Unit Corp. *	1,487,574	1,401,640
		1,563,426	1,504,238
Optical Instruments & Lenses
938,705	Meade Instruments Corp. *	834,891	131,419
102,400	Perceptron, Inc. *	311,513	363,520
		1,146,404	494,939
Retail-Family Clothing Stores
159,100	Stein Mart, Inc. *	588,219	459,799

Ship & Boat Building & Repairing
83,272	Conrad, Inc. *	103,734	433,014

Textile Mill Products
250,455	International Textil Group, Inc.	305,378	12,523
55,600	Lydall, Inc. *	121,701	165,132
142,049	Regency Affiliates, Inc. *	750,235	348,020
		1,177,314	525,675
Transportation
111,300	Pam Transportation Services, Inc. *	512,249	611,037

Total for Common Stock		$ 37,292,294	$ 25,545,925

Preferred Stock
53,770	Aristotle Corp. Pfd. - I	422,386	459,733

Total for Preferred Stock		$ 422,386	$ 459,733

Closed-End & Exchange Traded Funds
16,500	Capital Southwest Corp.	1,332,891	1,260,435
29,000	Central Europe & Russia Fund, Inc.	410,935	443,410
11,900	First Trust ISE-Revere Natural Gas	118,541	118,405
27,200	Ishares Russell Microcap Index	815,698	716,176
90,060	Japan Smaller Capitalization Fund, Inc.	573,639	538,559
195,085	John Hancock Bank & Thrift Opportunity Fund	2,259,865	2,097,164
39,559	Petroleum & Resources Corp.	698,970	724,325
30,947	The Korea Fund, Inc.	713,852	706,829
146,173	The New Ireland Fund, Inc.	986,400	594,924
77,000	The Singapore Fund, Inc.	530,753	528,990
83,400	Turkish Investment Fund, Inc.	408,898	429,510
14,000	UltraShort 20+ Year Treasury ProShares	504,806	610,960
126,800	Western Asset High Income Fund, Inc.	739,668	838,148
		10,094,916	9,607,835

Total for Closed-End Mutual Fund		$ 10,094,916	$ 9,607,835

Real Estate Investment Trust
533	USA Real Estate Investors Trust *	249,424	98,605

Total for Real Estate Investment Trust		$ 249,424	$ 98,605

SHORT TERM INVESTMENTS
Money Market Fund
20,181,296	First American Government Obligation Fund Cl Y 0.40% **	20,181,296	20,181,296

Total for Short Term Investments		$ 20,181,296	$ 20,181,296

	Total Investments	$ 67,990,892	$ 55,893,394

	Other Assets Less Liablilities		448,872

	Net Assets		$ 56,342,266

* Non-Income producing securities.
** Dividend Yield

NOTES TO FINANCIAL STATEMENTS
Pinnacle Value Fund
1. SECURITY TRANSACTIONS
At March 31, 2009, the net unrealized depreciation on investments, based on cost for federal income tax purposes of $67,990,892 amounted to $12,346,921, which consisted of aggregate gross unrealized appreciation of $2,523,439 and aggregate gross unrealized depreciation of $14,870,360.

2. NEW ACCOUNTING PRONOUNCEMENTS
The Fund adopted Financial Accounting Standards Board Statement of Financial Accounting
Standards No. 157, Fair Value Measurements ("FAS 157"), effective January 1, 2008. In accordance with FAS 157, fair value is defined as the price that the Fund would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date.
FAS 157 also establishes a framework for measuring fair value, and a three-level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of an asset or liability.
Inputs may be observable or unobservable and refer broadly to the assumptions that market participants would use in pricing the asset or liability. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Fund. Unobservable inputs reflect the Fund's own assumptions about the assumptions that market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. Each investment is assigned a level based upon the observability of the inputs which are significant to the overall valuation. The three-tier hierarchy of inputs is summarized below:

Level 1 - quoted prices in active markets for identical investments

Level 2 - other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)

Level 3 - significant unobservable inputs (including the Fund's own assumptions in determining the fair value of investments)

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities. Money market securities are valued using amortized cost, in accordance with rules under the Investment Company Act of 1940. Generally, amortized cost approximates the current fair value of a security, but since the value is not obtained from a quoted price in an active market, such securities are reflected as Level 2.

The following table summarizes the valuation of the Fund's investments by the above fair value hierarchy levels as of March 31, 2009:

		INVESTMENT	OTHER
		IN	FINANCIAL
		SECURITIES	INSTRUMENTS*
======================================================================================================
Level 1 - Quoted prices		$ 55,893,394	$ -
Level 2 - Other significant observable inputs		-	-
Level 3 - Significant unobservable inputs		-	-
Total		$ 55,893,394	$ -

*Other financial instruments are derivative instruments not reflected in the Portfolio of Investments, such as futures forwards and swap contracts, which are valued at the unrealized appreciation/
depreciation on the instrument.

ITEM 2. CONTROLS AND PROCEDURES.

(a)

EVALUATION OF DISCLOSURE CONTROLS AND PROCEDURES. The Registrant maintains disclosure controls and procedures that are designed to ensure that information required to be disclosed in the Registrant's filings under the Securities Exchange Act of 1934 and the Investment Company Act of 1940 is recorded, processed, summarized and reported within the periods specified in the rules and forms of the Securities and Exchange Commission. Such information is accumulated and communicated to the Registrant's management, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure. The Registrant's management, including the principal executive officer and the principal financial officer, recognizes that any set of controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives.

Within 90 days prior to the filing date of this Quarterly Schedule of Portfolio Holdings on Form N-Q, the Registrant had carried out an evaluation, under the supervision and with the participation of the Registrant's management, including the Registrant's principal executive officer and the Registrant's principal financial officer, of the effectiveness of the design and operation of the Registrant's disclosure controls and procedures. Based on such evaluation, the Registrant's principal executive officer and principal financial officer concluded that the Registrant's disclosure controls and procedures are effective.

(b)

CHANGES IN INTERNAL CONTROLS. There have been no significant changes in the Registrant's internal controls or in other factors that could significantly affect the internal controls subsequent to the date of their evaluation in connection with the preparation of this Quarterly Schedule of Portfolio Holdings on Form N-Q.

ITEM 3. EXHIBITS.

Certifications pursuant to Rule 30a-2(a) under the 1940 Act and Section 302 of the Sarbanes-Oxley Act of 2002 are attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Bertolet Capital Trust

By /s/John E. Deysher President

*John E. Deysher President

Date May 13, 2009

Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

By /s/John E. Deysher Treasurer

*John E. Deysher Treasurer

Date May 13, 2009

* Print the name and title of each signing officer under his or her signature.